                                EXHIBIT 3.2

                                  BYLAWS

                                    OF

                      FOREMOST CORPORATION OF AMERICA


                                 ARTICLE I

                                  OFFICES

     SECTION 1. REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation shall be 5600 Beech Tree Lane, Caledonia, Michigan 49316. The name of its registered agent at such address is Paul
D. Yared.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such places, both within and without the state of Michigan, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the state of Michigan.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at a time and place so designated by a majority vote of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting, specifying the date, time, and location of the meeting, shall be given personally or by mail at least ten (10) and not more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat who shall have furnished a written address to the Secretary of the Corporation for such purpose. Notice of any meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4. BUSINESS CONDUCTED AT ANNUAL MEETINGS. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures hereinafter set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedures.

     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with all applicable requirements of Securities and Exchange Commission Rule 14a-8 ("Rule 14a-8") promulgated under the Securities Exchange Act of 1934, as amended from time to time. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the shareholder proposing such business, (iii) the class and/or series and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information as may be required by Rule 14a-8.

     SECTION 5. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger or stock transfer books of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be produced at the meeting and be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting.

     SECTION 6. SPECIAL MEETINGS OF SHAREHOLDERS. A special meeting of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or President and shall be called by the President or Secretary at the request in writing of a majority of the whole Board of Directors, or at the request in writing of shareholders owning at least eighty percent (80%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 7. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the date, time, place, and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat who shall have furnished a written address to the Secretary of the Corporation for such purpose, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

     SECTION 8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. No notice of the date, time, and place of adjourned meetings need be given, provided that the time and place to which the meeting is adjourned is announced at the meeting and at the adjourned meeting only business is transacted as might have been transacted at the original meeting. Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

     SECTION 9. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, or the amendment of the Articles of Incorporation or these Bylaws, unless the question is one upon which by express provision of statute or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Election of directors shall be by ballot, and directors shall be elected by a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     SECTION 10. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class or series of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains. No proxy shall be voted or acted upon after eleven
(11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     SECTION 11. CHAIRMAN AND SECRETARY OF THE MEETINGS. Meetings of the shareholders shall be presided over by the Chairman of the Board or such executive officer of the Corporation that he may designate, or in his absence, by the President, or in his absence, by such officer as has been designated by the Board of Directors, or if none of the foregoing officers is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, such officer as has been designated by the Board of Directors, or if none of the foregoing officers is present, such person as is chosen at the meeting by the person presiding thereat, shall act as Secretary of the meeting.

     SECTION 12. CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

               (i) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

               (ii) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting. Upon his so doing, the meeting is immediately adjourned.

              (iii) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

               (iv) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy in accordance with these Bylaws and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

     SECTION 13. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the chairman of the meeting, may appoint, at or prior to any meeting of shareholders, two (2) persons (who may be employees of the Corporation other than directors or candidates for the office of director) to serve as inspectors of election. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NO WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the holders of capital stock of the Corporation and may not be effected by any consent in writing by the shareholders.

     SECTION 15. FIXING OF RECORD DATE BY BOARD OF DIRECTORS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. Only shareholders of record on a record date shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock.

     SECTION 16. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of Michigan.

     SECTION 17. SHAREHOLDER PROPOSALS. Except as otherwise provided by statute, the Corporation's Articles of Incorporation, or these bylaws:

          (i) No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (A) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (B) otherwise presented at the meeting by or at the direction of the Board of Directors; (C) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (D) a procedural matter presented, or accepted for presentation, by the Chairman of the meeting in his or her sole discretion.

          (ii) For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 120 calendar days prior to the date corresponding to the date of the Corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (A) a brief description of the matter the shareholder desires to present for shareholder action; (B) the name and record address of the shareholder proposing the matter for shareholder action; (C) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder; and (D) any material interest of the shareholder in the matter proposed for shareholder action.

          (iii) The shareholder proposal, together with any accompanying supporting statement, shall not in the aggregate exceed 500 words. Except to the extent that a shareholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each shareholder proposal.

          (iv) A shareholder may submit matters and proposals for shareholder action at any annual or special shareholder meeting if the matters and proposals are of general concern to, and are proper subjects for action by, the shareholders. A submitted proposal or matter may not be presented for shareholder action if it: (A) relates to the enforcement of a personal claim or the redress of a personal grievance against the Corporation, its management, or any other person; (B) consists of a recommendation, request, or mandate that action be taken with respect to a matter, including a general economic, political, racial, religious, social, or similar cause, that is not significantly related to the Corporation's business or is not within the Corporation's power to effectuate; (C) has, at the shareholder's request, previously been submitted in either of the last two annual shareholder meetings and the shareholder has failed to present the proposal, in person or by proxy, for action at the meeting; (D) is substantially similar to a matter or proposal presented within the preceding five calendar years: (x) if it was submitted once during the past five annual meetings and it received less than 3% of the total votes cast, or (y) if it was submitted twice during the past five annual meetings and it received less than 6% of the total votes cast at the time of its second submission, or (z) if it was submitted three times during such period and it received less than 10% of the votes cast at the time of its third submission (if any of (x), (y) or (z) apply, the proposal may not be presented for three years after the latest previous submission); or (E) consists of a recommendation or request that the management take action with respect to a matter relating to the conduct of the Corporation's ordinary business operations.

         (v) Notwithstanding the above, if the Corporation is subject to the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, and the shareholder desires to require the Corporation to include the shareholder's proposal in the Corporation's proxy materials, matters and proposals submitted for inclusion in the Corporation's proxy materials shall be governed by those rules and regulations.


                                ARTICLE III

                                 DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS. The number of the directors of the Corporation shall be fixed as provided in the Corporation's Articles of Incorporation.

     SECTION 2. POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of the Corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the Board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 4. PLACES OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 5. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each Board of Directors having a newly elected class of directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     SECTION 7. SPECIAL MEETINGS. Subject to the provisions of Section 12 of this Article, special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or President; special meetings may be called in like manner and on like notice on the written request of a majority of the Board of Directors.

     SECTION 8. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     SECTION 9. QUORUM. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the Board or committee.

     SECTION 11. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 12. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors also may be given by telegram or telecopy. Notwithstanding the foregoing, notice shall also be given by telegram or telecopy if the date of the meeting to which such notice relates is within three (3) days of the date that such notice is given.

     SECTION 13. WAIVER OF NOTICE. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

     SECTION 14.  INTERESTED DIRECTORS.

              (i) No contract or transaction between the Corporation and one or more of its directors and officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                    (A) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                   (B) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

                   (C) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

               (ii) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee whose membership shall consist of the Chairman and/or President and such number of other directors as a majority of the entire Board of Directors may deem advisable from time to time to serve during the pleasure of the Board. One of the members of the committee shall be designated the chairman thereof by the Board of Directors. The Board of Directors also may appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Executive Committee shall have and may exercise the powers and authority of the Board in the management of the affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board or the Committee, the power to amend, add to, rescind, or repeal the Bylaws of the Corporation and any other powers that, under Michigan law, may not be delegated to it by the Board of Directors. The Board shall have the power at any time to change the membership of the Executive Committee (subject to the requirement that the Chairman and/or the President of the Corporation be a member thereof) and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

     SECTION 2. AUDIT COMMITTEE. The Audit Committee shall cause a suitable examination of the financial records and operations of the Corporation and its subsidiaries to be made by the Corporation. The Audit Committee also shall recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries and report to the Board of Directors at least once each calendar year.

     SECTION 3. COMMITTEE ON EXECUTIVE MANAGEMENT AND COMPENSATION. The Committee on Executive Management and Compensation shall make recommendations to the Board of Directors regarding management incentives, employee retirement plans and salaries of executive officers. The Committee on Executive Management and Compensation also shall review employee benefit programs for the Corporation.

     SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates, and to recommend to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the Corporation.

     SECTION 5. INVESTMENT COMMITTEE. The Investment Committee shall review the Corporation's investment policy and certain capital structure issues and shall review management's implementation of the investment policy.

     SECTION 6. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them. Unless the Board shall otherwise provide, a majority of any such Committee may determine its action and fix the time and place of its meetings. The Board shall have power at any time to change the members of any such Committee, to fill vacancies, and to discharge any such Committee.

     SECTION 7. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time at intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram, telecopy, or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.


                                 ARTICLE V

                                 OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer. One or several of the officers may be designated "Executive Vice President" or "Senior Vice President" by the Board of Directors. The Board of Directors also may choose such additional officers as it shall deem advisable and in the best interests of the Corporation. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION OF OFFICERS. The Board of Directors at its first meeting after each annual meeting of the shareholders shall choose a

Chairman of the Board of Directors, a President, one or more Vice
Presidents, a Secretary and a Treasurer; other officers, or successors to these, may be elected at any time, at the discretion of the Board.

     SECTION 3. COMPENSATION OF OFFICERS. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

     SECTION 4. TERM OF OFFICE. The officers of the Corporation shall hold office until the next annual meeting and until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     SECTION 5. CHAIRMAN OF THE BOARD. There shall be elected a Chairman of the Board, who shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholder meetings, and shall have such other duties and powers as may be imposed or given by the Board of Directors.

     SECTION 6. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In the absence of the Chairman of the Board or his designee or if no Chairman is elected, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The President shall be an ex officio voting member of all standing committees designated by the Board of Directors except the Audit Committee.

     SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to any other duties, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief Executive Officer shall perform other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

     SECTION 8. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the Board shall prescribe.

     SECTION 9. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and of the Executive Committee, and shall preserve in the books of the Corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the Corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. He shall give all notices required or appropriate pursuant to statute, Bylaws, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

     SECTION 10. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the Corporation in depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the Board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall deliver to the Chief Executive Officer of the Corporation, and shall keep in force, a bond in form, amount, and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 11. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability, or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

     SECTION 12. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such duties and exercise such authority as the Board of Directors shall prescribe.

                                ARTICLE VI

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION IN ACTION BY THIRD PARTY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. INDEMNIFICATION IN ACTION BY OR IN RIGHT OF THE CORPORATION. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the Corporation except to the extent authorized by statute.

     SECTION 3.   EXPENSES.

               (i) To the extent that a person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

               (ii) The Corporation shall indemnify a director for the expenses and liabilities described in this Section 3(ii) without a determination that the director has met the standard of conduct set forth in sections 1 and 2, but no indemnification may be made unless ordered by a court if (A) the director received a financial benefit to which he or she was not entitled, (B) intentionally inflicted harm on the Corporation or its shareholders, (C) violated Section 551 of the Michigan Business Corporation Act, or (D) intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2, indemnification under this
          Section 3(ii) may be for expenses, including attorney's fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 1, indemnification under this Section 3(ii) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

     SECTION 4.   AUTHORIZATION OF INDEMNIFICATION.

               (i) An indemnification under Section 1 or 2 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
          Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

                    (A) By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (B)  If a quorum cannot be obtained under Subsection
               (A) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                    (C) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                         (1) By the Board or its committee in the manner prescribed in Subsection (A) or (B) above.

                         (2) If a quorum of the Board cannot be obtained under Subsection (A) above and a committee cannot be designated under Subsection (B) above, by the Board.

                    (D) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (E) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

               (ii) In the designation of a committee under Subsection
          (i)(B) or in the selection of independent legal counsel under Subsection (i)(C)(2), all directors may participate.

               (iii) If a person is entitled to indemnification under
          Section 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

               (iv) An authorization of payment of indemnification shall be made in any of the following ways:

                    (A)  by the board in one of the following ways:

                         (1) If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                         (2) By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                         (3)  If the Corporation has one or more
                    independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                         (4) If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

                    (B) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

     SECTION 5. ADVANCES. The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if both of the following apply:

               (i) The person furnishes the Corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

               (ii) The person furnishes the Corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct.

The undertaking required by Subsection (ii) above must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment. Determinations and evaluations under this Section shall be made in the manner specified in Section 4(i) of this Article. Authorizations of payment shall be made in the manner provided in Section 4(iv).

     SECTION 6. OTHER INDEMNIFICATION AGREEMENTS. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or directors, or otherwise. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

     SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article. Insurance on behalf of a director may be purchased from an insurer owned by the Corporation, but insurance purchased from that insurer may insure a director against monetary liability to the Corporation or its shareholders only to the extent to which the Corporation could indemnify the director under Section 3(ii).

     SECTION 8. CONSTITUENT CORPORATION. For the purposes of this Article, references to the Corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     SECTION 9. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under Section 1 or 2 of this Article for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, executive officer, or other person whose indemnification is authorized by the Board of Directors as to expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 11. DEFINITIONS. For the purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee, or agent of the Corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

     SECTION 12. CONSTRUCTION. It is the intent of this Article to grant to the directors and executive officers of the Corporation (and such other persons as the Board of Directors may designate) the broadest indemnification permitted under the laws of the state of Michigan, as the same may be amended from time to time, and this Article shall be liberally construed to give effect to such intent. The Corporation further intends, acknowledges, and agrees that all of the Corporation's directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any such director or executive officer with the written consent of such person.


                                ARTICLE VII

                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or Bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not, be directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

     SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary corporation, unless he shall also be a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                               ARTICLE VIII

                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                ARTICLE IX

                          MICHIGAN FAIR PRICE ACT

          The Corporation shall be governed by Chapter 7A (Section 775 through Section 784) of the Michigan Business Corporation Act; provided, however, that business combinations with existing beneficial owners of more than 10% of the outstanding shares of Common Stock of the Delaware corporate affiliate of this corporation, Foremost Corporation of America, as of February 23, 1998, or with an affiliate of such existing beneficial owners, shall not be subject to the provisions of the Michigan Fair Price Act.


                                 ARTICLE X

                        MICHIGAN CONTROL SHARE ACT

     SECTION 1. GOVERNANCE BY ACT. The Corporation shall be governed by Chapter 7B (Section 790 through Section 799) of the Michigan Business Corporation Act; provided, however, that existing beneficial owners of more than ten percent (10%) of the outstanding shares of Common Stock of the Delaware corporate affiliate of this corporation, Foremost Corporation of America, as of February 23, 1998, shall not be subject to the voting rights, redemption, and other provisions of the Michigan Control Share Acquisition Act.

     SECTION 2. POWER TO REDEEM IF NO ACQUIRING PERSON STATEMENT IS FILED. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

     SECTION 3. POWER TO REDEEM AFTER SHAREHOLDER VOTE. After an acquiring person statement has been filed and after the meeting which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Michigan Business Corporation Act.

     SECTION 4. PROCEDURE FOR REDEMPTION. A redemption of shares by the Corporation pursuant to Section 1 or 2 of this Article shall be made upon election to redeem by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven (7) days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within thirty (30) days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

     SECTION 5. INTERPRETATION OF THIS ARTICLE. This Article is adopted pursuant to Section 799 of the Michigan Business Corporation Act, and the terms used in this Section shall have the meanings of the terms in
Section 799.


                                ARTICLE XI

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors or the Executive Committee thereof. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by the Board of Directors.

     SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6. WRITTEN WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                ARTICLE XII

                                AMENDMENTS

          These Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted, by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such meeting of the Board of Directors. Except as otherwise required by statute, the Articles of Incorporation, or these Bylaws, these Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted, by the Shareholders upon the affirmative vote of at least eighty percent (80%) of the total voting power of all shares of stock entitled to vote, voting together as a single class.

                      FOREMOST CORPORATION OF AMERICA

                         (A MICHIGAN CORPORATION)

                                  BYLAWS

                             TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.  Registered Office and Registered Agent. . . . . . . . . .1
     Section 2.  Other Offices . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II - MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . .1
     Section 1.  Times and Places of Meetings. . . . . . . . . . . . . . .1
     Section 2.  Annual Meetings . . . . . . . . . . . . . . . . . . . . .1
     Section 3.  Notice of Annual Meeting. . . . . . . . . . . . . . . . .1
     Section 4.  Business Conducted at Annual Meetings . . . . . . . . . .2
     Section 5.  Shareholder List. . . . . . . . . . . . . . . . . . . . .2
     Section 6.  Special Meetings of Shareholders. . . . . . . . . . . . .3
     Section 7.  Notice of Special Meetings. . . . . . . . . . . . . . . .3
     Section 8.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .3
     Section 9.  Vote Required . . . . . . . . . . . . . . . . . . . . . .3
     Section 10. Voting Rights . . . . . . . . . . . . . . . . . . . . . .4
     Section 11. Chairman and Secretary of the Meetings. . . . . . . . . .4
     Section 12. Conduct of Meetings . . . . . . . . . . . . . . . . . . .4
     Section 13. Inspectors of Election. . . . . . . . . . . . . . . . . .5
     Section 14. No Written Consent of Shareholders in Lieu of
                 Meeting . . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 15. Fixing of Record Date by Board of Directors . . . . . . .5
     Section 16. Registered Shareholders . . . . . . . . . . . . . . . . .5

ARTICLE III - DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 1.  Number of Directors . . . . . . . . . . . . . . . . . . .5
     Section 2.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 3.  Compensation of Directors . . . . . . . . . . . . . . . .6
     Section 4.  Places of Meetings. . . . . . . . . . . . . . . . . . . .6
     Section 5.  First Meeting of Newly Elected Board. . . . . . . . . . .6
     Section 6.  Regular Meetings. . . . . . . . . . . . . . . . . . . . .6
     Section 7.  Special Meetings. . . . . . . . . . . . . . . . . . . . .6
     Section 8.  Purpose Need Not Be Stated. . . . . . . . . . . . . . . .6
     Section 9.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 10. Action Without a Meeting. . . . . . . . . . . . . . . . .7
     Section 11. Meeting by Telephone or Similar Equipment . . . . . . . .7
     Section 12. Written Notice. . . . . . . . . . . . . . . . . . . . . .7
     Section 13. Waiver of Notice. . . . . . . . . . . . . . . . . . . . .7
     Section 14. Interested Directors. . . . . . . . . . . . . . . . . . .7

ARTICLE IV - COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . .8
     Section 1.  Executive Committee . . . . . . . . . . . . . . . . . . .8
     Section 2.  Audit Committee . . . . . . . . . . . . . . . . . . . . .8
     Section 3.  Committee on Executive Management and Compensation. . . .9
     Section 4.  Nominating Committee. . . . . . . . . . . . . . . . . . .9
     Section 5.  Investment Committee. . . . . . . . . . . . . . . . . . .9
     Section 6.  Other Committees. . . . . . . . . . . . . . . . . . . . .9
     Section 7.  Committee Meetings. . . . . . . . . . . . . . . . . . . .9

ARTICLE V - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 1.  Officers. . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.  Election of Officers. . . . . . . . . . . . . . . . . . 10
     Section 3.  Compensation of Officers. . . . . . . . . . . . . . . . 10
     Section 4.  Term of Office. . . . . . . . . . . . . . . . . . . . . 10
     Section 5.  Chairman of the Board . . . . . . . . . . . . . . . . . 10
     Section 6.  President . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 7.  Chief Executive Officer . . . . . . . . . . . . . . . . 10
     Section 8.  Vice Presidents . . . . . . . . . . . . . . . . . . . . 10
     Section 9.  Secretary . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 10. Treasurer . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 11. Assistant Secretary and Assistant Treasurer . . . . . . 11
     Section 12. Other Officers. . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 11
     Section 1.  Indemnification in Action by Third Party. . . . . . . . 11
     Section 2.  Indemnification in Action by or in Right of the
                 Corporation . . . . . . . . . . . . . . . . . . . . . . 12
     Section 3.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 4.  Authorization of Indemnification. . . . . . . . . . . . 13
     Section 5.  Advances. . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 6.  Other Indemnification Agreements. . . . . . . . . . . . 15
     Section 7.  Insurance . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 8.  Constituent Corporation . . . . . . . . . . . . . . . . 15
     Section 9.  Partial Indemnification . . . . . . . . . . . . . . . . 16
     Section 10. Savings Clause. . . . . . . . . . . . . . . . . . . . . 16
     Section 11. Definitions . . . . . . . . . . . . . . . . . . . . . . 16
     Section 12. Construction. . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE VII - SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 1.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . 17
     Section 2.  Subsidiary Officers Not Executive Officers. . . . . . . 17

ARTICLE VIII - CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . 17
     Section 1.  Form. . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 2.  Facsimile Signature . . . . . . . . . . . . . . . . . . 17
     Section 3.  Lost Certificates . . . . . . . . . . . . . . . . . . . 18
     Section 4.  Transfers of Stock. . . . . . . . . . . . . . . . . . . 18

ARTICLE IX - MICHIGAN FAIR PRICE ACT . . . . . . . . . . . . . . . . . . 18

ARTICLE X - MICHIGAN CONTROL SHARE ACT . . . . . . . . . . . . . . . . . 18
     Section 1.  Governance by Act . . . . . . . . . . . . . . . . . . . 18
     Section 2.  Power to Redeem if No Acquiring Person Statement
                 Is Filed. . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 3.  Power to Redeem After Shareholder Vote. . . . . . . . . 19
     Section 4.  Procedure for Redemption. . . . . . . . . . . . . . . . 19
     Section 5.  Interpretation of This Article. . . . . . . . . . . . . 19

ARTICLE XI - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . 19
     Section 1.  Dividends . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 2.  Reserves. . . . . . . . . . . . . . . . . . . . . . . . 19
     Section 3.  Checks. . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 4.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . 20
     Section 5.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Section 6.  Written Waiver of Notice. . . . . . . . . . . . . . . . 20

ARTICLE XII - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . 20